EXHIBIT E

AGGREGATE INDEPENDENT BOARD MEMBER COMPENSATION
FROM EACH FUND FOR THE 12-MONTH PERIOD
ENDED SEPTEMBER 30, 2006

Fund	Harris J. Ashton	Robert F. Carlson	Frank J. Crothers	S. Joseph Fortunato[1]	Edith E. Holiday	Frank W. T. LaHaye	Gordon S. Macklin[2]
Franklin California Tax-Free Income Fund, Inc.	$28,431	--	--	$25,686	$29,367	--	$28,431
Franklin California Tax-Free Trust	$14,328	--	--	$12,916	$0	$14,393	$14,328
Franklin Capital Growth Fund	$10,495	--	--	$9,417	$10,490	$10,382	$10,494
Franklin Custodian Funds, Inc.	$32,921	--	--	$29,838	$36,596	--	$32,934
Franklin Global Trust	$2,378	$3,529	--	$1,949	$2,377	$2,312	$2,378
Franklin Gold and Precious Metals Fund	$2,926	--	--	$2,620	$2,925	$2,996	$2,926
Franklin High Income Trust	--	$21,303	--	$14,441	$16,103	$16,031	--
Franklin Investors Securities Trust	$15,181	--	--	$13,663	$16,948	$17,478	$15,180
Franklin Municipal Securities Trust	$5,069	--	--	$4,336	$5,067	$5,131	$5,069
Franklin New York Tax-Free Income Fund	$18,381	--	--	$16,464	$18,721	--	$18,381
Franklin New York Tax-Free Trust	$4,100	$7,419	--	$3,674	$4,124	$5,353	$4,100
Franklin Real Estate Securities Trust	$2,714	$3,898	--	$2,553	$2,807	$2,926	$2,714
Franklin Strategic Mortgage Portfolio	$4,049	--	--	$3,434	$4,046	$4,650	$4,035
Franklin Strategic Series	$23,079	--	--	$20,750	$24,382	$26,681	$23,079
Franklin Tax-Free Trust	$27,223	--	--	$26,482	$29,213	$32,719	$27,222
Franklin Templeton Fund Allocator Series	$1,066	$2,421	--	$935	$1,584	$3,436	$1,066
Franklin Templeton Global Trust	$1,013	$3,342	--	$845	$1,081	$1,086	$1,013
Franklin Templeton International Trust	$4,040	--	--	$5,800	$4,198	$4,157	$4,040
Franklin Templeton Money Fund Trust	$0	$0	--	$0	$0	$0	$0
Institutional Fiduciary Trust	$5,313	$7,208	--	$4,804	$5,311	$5,969	$5,313
The Money Market Portfolios	$0	$0	--	$0	$0	$0	$0
Templeton China World Fund	$3,300	--	$3,335	$3,300	$3,300	--	$3,300
Templeton Developing Markets Trust	$15,642	--	$15,978	$15,649	$15,649	--	$15,649
Templeton Funds, Inc.	$35,884	--	$38,107	$35,901	$35,901	--	$35,901
Templeton Global Smaller Companies Fund	$11,000	--	$11,088	$11,000	$11,000	--	$11,000
Templeton Income Trust	$3,300	--	$3,458	$3,300	$3,300	--	$3,300
Templeton Institutional Funds, Inc.	$18,402	--	$19,128	$18,408	$18,408	--	$18,408

____________________

[1]	Mr. Fortunato retired from the Boards on which he served effective as of the close of business September 5, 2006.

[2]	Mr. Macklin retired from the Boards on which he served effective as of the close of business September 12, 2006.

E-1

Fund	Fred R. Millsaps[3]	David W. Niemiec	Frank A. Olson	Larry D. Thompson	Constantine D. Tseretopoulos	John B. Wilson	Robert E. Wade
Franklin California Tax-Free Income Fund, Inc.	--	--	$24,969	--	--	--	--
Franklin California Tax-Free Trust	--	--	--	--	--	$0	--
Franklin Capital Growth Fund	--	--	$13,775	--	--	$9,273	--
Franklin Custodian Funds, Inc.	--	--	$42,739	--	--	--	--
Franklin Global Trust	--	--	$3,520	--	--	$3,535	--
Franklin Gold and Precious Metals Fund	--	--	$3,842	--	--	$2,626	--
Franklin High Income Trust	--	--	--	--	--	--	--
Franklin Investors Securities Trust	--	--	$21,505	--	--	--	--
Franklin Municipal Securities Trust	--	--	$6,653	--	--	$4,717	--
Franklin New York Tax-Free Income Fund	--	--	$16,044	--	--	--	--
Franklin New York Tax-Free Trust	--	--	--	--	--	--	--
Franklin Real Estate Securities Trust	--	--	--	--	--	$2,401	--
Franklin Strategic Mortgage Portfolio	--	--	--	--	--	--	--
Franklin Strategic Series	--	--	--	--	--	$21,974	--
Franklin Tax-Free Trust	--	--	$35,782	--	--	--	--
Franklin Templeton Fund Allocator Series	--	--	--	--	--	$3,569	--
Franklin Templeton Global Trust	--	--	--	--	--	$950	--
Franklin Templeton International Trust	--	--	--	--	--	$3,299	--
Franklin Templeton Money Fund Trust	--	--	$0	--	--	--	--
Institutional Fiduciary Trust	--	--	$6,984	--	--	--	--
The Money Market Portfolios	--	--	--	--	--	--	--
Templeton China World Fund	--	$3,325	$3,335	$3,100	$3,335	--	$1,742
Templeton Developing Markets Trust	--	$16,344	$15,978	$17,034	$15,978	--	$9,900
Templeton Funds, Inc.	--	$38,406	$38,107	$39,802	$38,107	--	$23,375
Templeton Global Smaller Companies Fund	--	$11,059	$11,088	$10,600	$11,088	--	$6,050
Templeton Income Trust	--	$3,405	$3,458	$3,100	$3,457	--	$1,742
Templeton Institutional Funds, Inc.	--	$19,440	$19,128	$20,434	$19,128	--	--

____________________

[3]	Mr. Millsaps retired from the Boards on which he served effective as of the close of business December 31, 2005.

Fund	Edward I. Altman	Ann Torre Bates	Frank T. Crohn	Burton J. Greenwald	Bruce A. MacPherson	Charles Rubens, II	Leonard Rubin	Robert E. Wade
Franklin Managed Trust	--	--	$17,006	$15,375	--	$15,375	$15,375	$15,375
Franklin Mutual Recovery Fund	$11,692	$11,772	--	$7,669	$7,669	$7,646	$7,669	$19,256
Franklin Mutual Series Fund Inc.	$89,308	$102,978	--	$81,331	$81,331	$77,354	$81,331	$152,744
Franklin Value Investors Trust	--	--	$56,994	$53,625	--	$53,625	$53,625	$53,625

     The mark “- -“ indicates that the individual did not serve on such Fund’s Board during the 12-months ended September 30, 2006.

E-2